UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2006

Communications Systems, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	001-31588	41-0957999
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

213 South Main Street
Hector, Minnesota		55342
(Address of principal		(Zip Code)
executive offices)

Registrant’s telephone number, including area code  (320) 848-6231

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Not Applicable

Section 2

Item 2.02  Results of Operations and Financial Condition

On May 22 2006, Communications Systems, Inc. (the “Company”) issued a press release reporting that management of the Company and its Audit Committee determined to defer filing the Company’s Quarterly Report on Form 10-Q for its first quarter ended March 31, 2006 until information related to a government investigation and related reviews publicly disclosed on May 15, 2006 could be gathered and assessed and the Company’s independent registered public accounting firm completes its review of the Form 10-Q required by Rule 10-01 of Regulation S-X under the Securities Exchange Act of 1934. The press release also discusses that the failure to file the Form 10-Q is a deficiency under the Rules of the American Stock Exchange where the Company’s common stock is traded. See the Company’s press release dated May 22, 2006, which is furnished as Exhibit 99.1.

To provide information comparable to what is required to be included in a Form 10-Q the Company is supplying as Exhibit 99.2 consolidated financial statements and related notes, as well as management’s discussion and analysis, for the quarter ended March 31, 2006. The notes to the financial statements and management’s discussion also provide additional information with regard to the government investigation and the reviews by management and the Audit Committee reported on May 15, including additional information regarding various risks related to the investigation and the reviews.

Section 3

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Because it has not filed a Form 10-Q Report by May 22, 2006, the Company is not in compliance with the Rules of the American Stock Exchange (AMEX). This deficiency could cause AMEX to commence delisting proceedings with respect to trading of the Company’s common stock on AMEX.

Sections 4 – 8. Not Applicable

Item 9.01  Exhibits

The following information is furnished as an exhibit to this Current Report:

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 22, 2006.

99.2	Consolidated Financial Statements and related notes of Communications Systems Inc., as well as Management’s Discussion and Analysis, for the quarter ended March 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Communications Systems, Inc.

Date: May 22,2006	By	/s/ Paul N. Hanson
Paul N. Hanson
Vice President and Chief Financial Officer